EXHIBIT 10.12

AMENDMENT NO. 4

TO THE

KINDRED 401(k) PLAN

This is Amendment No. 4 to the Kindred 401(k) Plan (the “Plan”) as last amended and restated as of January 1, 2003, which amendment shall be effective as of January 1, 2006 except as otherwise provided herein.

RECITALS

A.	Kindred Healthcare, Inc. (the “Company”) maintains the Plan and has reserved the right in Section 9.1 thereof to amend the Plan from time to time in its discretion.

B.	The Company now desires to amend the Plan as required to reflect certain provisions of the final regulations under Internal Revenue Code Sections 401(k) and 401(m) that were published on December 29, 2004. The Company intends this Amendment as good faith compliance with the requirements of these provisions.

C.	The Company previously amended the Plan to lower the threshold amount for automatic cashout distributions from $5,000 to $1,000 to comply with the requirements of Code Section 401(a)(31)(B), as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, rather than selecting and contracting with an IRA provider to accept rollovers of any cashout distributions in excess of $1,000.

D.	The Company has since selected and contracted with an IRA provider in accordance with fiduciary regulations issued by the Department of Labor and now desires to amend the Plan, effective as of October 1, 2006, to provide that any cashout distribution in excess of $1,000 will be made in the form of an automatic rollover to an IRA maintained by such provider. The Company also desires to make certain technical changes in order to comply with other requirements of the Code.

E.	This Amendment shall supersede the provisions of the Plan to the extent those provisions Kindred Healthcare, Inc. (the “Company”) maintains the Plan and has reserved the right in Section 9.1 thereof to amend the Plan from time to time in its discretion.

AMENDMENTS

1. The last sentence of Section 1.8 of the Plan is hereby amended, effective immediately, to read as follows:

Despite the exclusions in the preceding sentence, Compensation shall include any amounts deducted pursuant to Code Sections 125 (flexible benefit plans), 402(a)(8) (salary redirection), 402(h)(1)(B) (simplified employee plans), 132(f) (qualified transportation expenses, effective January 1, 1998), 403(b) and 457(b).

2. Section 3.1 of the Plan is hereby amended to add a new subsection (e) at the end thereof to read as follows:

(e) Notwithstanding anything herein to the contrary, except for occasional bona fide administrative considerations, Salary Redirection and Catch-Up Contributions pursuant to a Salary Redirection election cannot be deposited to the Trust earlier than (1) the performance of services relating to the Salary Reduction or Catch-Up Contribution, or (2) the first date the compensation subject to the Salary Reduction election would be currently available to the Participant in the absence of a Salary Redirection Election.

3. Section 3.6(e) of the Plan is hereby amended to replace the last paragraph thereof with the following two paragraphs:

Except as otherwise provided in this Section 3.6 or Section 3.7, the Plan may perform Test I and Test II above using current year testing or prior year testing in any Plan Year without regard to whether current year or prior year testing is used to perform Tests I and II under Section 3.7 below; provided, however that if different testing methods are used, then the Plan cannot use (1) the re-characterization method set forth in Regulation Section 1.401(k)-2(b)(3), (2) the rules in Regulation Section 1.401(m)-2(a)(6)(ii) to take elective deferrals into account under the average contribution percentage test in Section 3.7 (rather than the average deferral percentage test under this Section 3.6), or (3) the rules in Regulations Section 1.401(k)-2(a)(6) to take qualified matching contributions into account under the average deferral percentage test (rather than the average contribution percentage test).

If a Highly Compensated Employee participates in two or more Code Section 401(k) arrangements that are maintained by the Company and have different plan years, then all Salary Redirection Contributions made during the plan year being tested under all such Section 401(k) arrangements shall be aggregated, without regard to the plan years of the other plans. However, for plan years beginning prior to January 1, 2006, if the plans have different plan years, then all such Section 401(k) arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if subject to mandatory disaggregation under applicable regulations issued under Code Section 401(k).

4. Section 3.6(f)(ii) of the Plan hereby is amended so that as amended it shall read in its entirety as follows:

(ii) Determine the total of the dollar amounts calculated in Step (i), and return that amount to Highly Compensated Employees in accordance with Steps (iii) and (iv) below by distributing Salary Redirection contributions as Excess Contributions. Excess Contributions, adjusted for any income allocable thereto, may be distributed before the end of the following Plan Year to Participants on whose behalf such Excess Contributions were made for such preceding Plan Year. Excess Contributions shall be adjusted for income (gain or loss), including for the period between the end of the Plan Year and the date of the distribution (the “Gap Period”). Such income may be determined and allocated using any of the methods set forth below, as determined by the Committee:

(A) The Committee may use any reasonable method for computing income, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts under Article 4. A method will not fail to be considered reasonable merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.

(B) The Committee may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Salary Redirection Contributions and other amounts taken into account under the actual deferral percentage test by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year and the denominator of which is the sum of (1) the account balance attributable to Salary Redirection Contributions and other amounts taken into account under the actual deferral percentage test as of the beginning of the Plan Year and (2) any additional amount of such contributions made for the Plan Year.

(C) The Committee may use the safe harbor method in this subparagraph (C) to determine income on Excess Contributions for the Gap Period to add to the Plan income allocated pursuant to (A) or (B) above. Under this safe harbor method, income on Excess Contributions for the Gap Period is equal to 10% of the income allocable to Excess Contributions for the Plan Year determined under subparagraph (B) above, multiplied by the number of calendar months that have elapsed in the Gap Period. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

(D) The Committee may determine the income for the aggregate of the Plan Year and the Gap Period by applying the alternative method provided under subparagraph (B) above to this aggregate period, by (1) substituting the income for the Plan Year plus the Gap Period for the income for the Plan Year, and (2) substituting the amounts taken into account under the actual deferral percentage test for the Plan Year plus such amounts for the Gap Period for the amounts taken into account under the actual deferral percentage test for the Plan Year, in determining the fraction that is multiplied by the income on that account.

5. Section 3.6 of the Plan is hereby amended to add a new paragraph (g) at the end thereof to read as follows:

(g) Notwithstanding anything herein to the contrary, Qualified Nonelective Contributions cannot be taken into account in determining the actual deferral percentage for a Plan Year for a Non-Highly Compensated Employee to the extent such Qualified Nonelective Contributions exceed the product of that Non-Highly Compensated Employee’s compensation and the greater of five percent (5%) or two times the Plan’s “representative contribution rate.” Any Qualified Non-Elective Contribution taken into account under an actual contribution percentage test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this subparagraph (g) (including the determination of the “representative contribution rate” hereunder).

For purposes of this subparagraph (g), the Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year), and the “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the qualified matching contributions (as defined in Regulation Section 1.401(k)-6), if any, taken into account in determining the actual deferral percentage for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s compensation for the same period.

If a failed actual deferral percentage test under this Section 3.6 is to be corrected by making a Company contribution, then the contribution made on behalf of any NHCE shall be limited to an amount that does not exceed the targeted contribution limits of this subparagraph (g).

6. Section 3.7(e) of the Plan is hereby amended to replace the last paragraph thereof with the following:

If a Highly Compensated Employee participates in two or more Code Section 401(k) arrangements that are maintained by the Company and have different plan years, then all Matching Contributions made during the plan year being tested shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before January 1, 2006, all such plans or arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if subject to mandatory disaggregation under applicable regulations issued under Code Section 401(m).

7. Section 3.7(f) is hereby amended to replace the last paragraph thereof with the following:

If it is necessary to reduce the Employer Matching Contribution, the Participant shall nevertheless receive from the Plan a distribution equal to the vested portion of the Employer Matching Contribution, adjusted for income (including an adjustment for the Gap Period) determined in accordance with the rules set forth in Section 3.6(f) above (but applied to amounts taken into account under the actual contribution percentage test instead of amounts taken into account under the actual deferral percentage test), that would have been allocated to him had such reduction in contribution not been necessary. Any remaining portion of the Matching Contribution shall be forfeited in accordance with the provisions of Section 5.5.

8. Section 3.7(g) of the Plan is hereby amended to add the following new paragraphs at the end thereof:

Notwithstanding anything herein to the contrary, a Matching Contribution is not taken into account under the actual contribution percentage test in this Section 3.7 for a Non-Highly Compensated Employee to the extent it exceeds the greatest of (1) the Non-Highly Compensated Employee’s compensation for the Plan Year, (2) the Non-Highly Compensated Employee’s Salary Redirection Contributions for the Plan Year, and (3) the product of two times the Plan’s “representative matching rate” and the Non-Highly

Compensated Employee’s Salary Redirection Contributions for the Plan Year. For purposes of this subparagraph (g), the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan who make Salary Redirection Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Company on the last day of the Plan Year and who make Salary Redirection Contributions for the Plan Year), and the “matching rate” for a Participant generally is the matching contributions made for such Participant divided by the Participant’s Salary Redirection Contributions for the Plan Year. If the matching rate is not the same for all levels of Salary Redirection Contributions for a Participant, then the Participant’s “matching rate” is determined assuming that his Salary Redirection Contributions are equal to six percent of his compensation.

Further, Qualified Non-elective Contributions cannot be taken into account under the actual contribution percentage test in this Section 3.7 for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s compensation and the greater of five percent or two times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an actual deferral percentage test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this subparagraph (g) (including the determination of the “representative contribution rate” hereunder). For purposes of this subparagraph (g), the Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Company on the last day of the Plan Year), and the “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the actual contribution percentage for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Non-elective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s compensation for the Plan Year.

If a failed actual contribution percentage test under this Section 3.7 is to be corrected by making a Company contribution, then the contribution made on behalf of any NHCE shall be limited to an amount that does not exceed the targeted contribution limits of this subparagraph (g).

9. Section 3.10 of the Plan is hereby amended to add the following new paragraph at the end thereof:

Qualified Nonelective Contributions cannot be taken into account to determine an actual deferral percentage under Section 3.6(b) to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test, any actual contribution percentage test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Therefore, if the Plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), and Section 3.6(e) of the Plan, Qualified Nonelective Contributions that are taken into account under the current year testing method for a Plan Year may not be taken into account under the prior year testing method for the next Plan Year.

10. Section 5.5(f) of the Plan is hereby amended to add the following at the end thereof:

For Plan Years beginning on or after January 1, 2006, the Plan shall take a Participant’s 100% vested Salary Redirection and Catch-Up Contributions into account in determining if the Participant is partially vested benefits under the Plan for purposes of forfeiting other accounts upon a cashout. Therefore, the Plan shall take Salary Redirection and Catch-Up Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeiture of any remaining account balance, and for applying the repayment, restoration and rule of parity provisions in this paragraph (f) and paragraphs (g) and (h) below.

11. Sections 5.6(a) and (b) of the Plan are hereby amended so that as amended they shall read in their entirety as follows effective October 1, 2006:

(a)

Any benefits payable under this Article shall be paid as soon as reasonably possible following the actual date of severance, at the value determined as of the Valuation Date coincident with or immediately preceding receipt of properly completed distribution forms from the Participant, subject to the Participant’s consent. The Committee may not require a distribution without the consent of the Participant prior to the Participant’s Required Beginning Date or, if the Participant is deceased, without the consent of his spouse, if the spouse is living and if the spouse is the Participant’s Beneficiary, unless the vested value of the Participant’s Individual Account (without regard to any balance in the Rollover Account) is $5,000 or less. If the vested value of the Participant’s Individual Account is $5,000 or less, the benefits payable will be paid as soon as reasonably possible following the actual date of severance, notwithstanding any lack of consent; provided, however, that any Individual Account payable to a Participant with a vested value greater than $1,000 but not greater than $5,000 will be paid in the form of a direct rollover to an individual retirement plan selected by the Committee, unless the Participant, within 30 days of receiving notice of his distribution rights, directs the Committee to distribute such account directly to him in cash or as a direct rollover to an eligible retirement plan in accordance with Section 5.10.

(b)	Except for a Participant who has an Individual Account to which Section 5.6(d) (Required Beginning Date), Section 5.6(a) (with respect to Individual Accounts with a vested value of $5,000 or less, for which no consent is required), or Sections 5.6(g) and 5.7(c) applies (death benefit distribution requirements), a Participant may defer distribution to a subsequent date. When the Participant consents to a distribution as provided above, such distribution shall be made based on the value of the Individual Account as of the date the check is prepared for the distribution and shall be delivered as soon as reasonably practical after notice to the Committee of the election to receive a distribution.

12. Section 6.1(b) of the Plan is hereby amended to replace subparagraphs (1) through (6) with the following:

(1) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for Plan Years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5) burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7) any additional items which may be added to the list of deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices an other documents of general applicability.

IN WITNESS WHEREOF, the Employer has caused this Amendment No. 4 to be executed this 7th day of November, 2006.

KINDRED HEALTHCARE, INC.

By:	/s/ Richard E. Chapman

Title:	Executive Vice President and Chief Administrative and Information Officer

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